Consent of Independent Certified Public Accountants
              ---------------------------------------------------



We have issued our report dated November 1, 1996, accompanying the statement of assets acquired and liabilities assumed included in Amendment No. 2 to the Report on Form 8-K dated September 20, 1996 of TF Financial Corporation. We hereby consent to the incorporation by reference of said report in the Registration Statements of TF Financial Corporation and Subsidiaries on Form S-8 (File No. 33-87176, effective December 7, 1994 and File No. 333-09235, effective July 31, 1996).



GRANT THORNTON LLP



/s/Grant Thornton LLP


Philadelphia, Pennsylvania
November 15, 1996